PRICING SUPPLEMENT NO. 4                                          Rule 424(b)(3)
DATED: February 16, 2005                                     File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:  $15,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  2/22/2005  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/13/2015        CUSIP#: 073928K36

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:

                                              Optional           Optional
                         Redemption           Repayment          Repayment
   Redeemable On          Price(s)             Date(s)           Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 3.018%           Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.42%

* Commencing March 13, 2005 and on the 13th of each month thereafter prior to Maturity.

** Commencing March 13, 2005 and on the 13th of each month thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.